SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2017

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 8, 2017, USA Technologies, Inc. (the “Company”), held its annual meeting of shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting are set forth below.

1.	Election of Directors.

Each nominee for director was elected, and the voting results are as follows:

Name of Nominee	Votes For	Votes Withheld	Broker Non- votes

Steven D. Barnhart	23,199,787	353,410	13,791,298
Joel Brooks	23,086,777	466,421	13,791,298
Stephen P. Herbert	23,169,705	383,493	13,791,298
Robert L. Metzger	23,283,227	269,971	13,791,298
Albin F. Moschner	23,216,728	336,470	13,791,298
William J. Reilly, Jr.	23,128,347	424,851	13,791,298
William J. Schoch	22,795,054	758,144	13,791,298

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2017.

The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2017 was approved, and the voting results were as follows:

Votes For	35,569,079
Votes Against	1,698,345
Abstentions	77,071
Broker Non-Votes	0

3.	Advisory Vote on Named Executive Officer Compensation.

The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation as described under the Executive Compensation section of the Company’s proxy statement, and the voting results were as follows:

Votes For	21,241,519
Votes Against	2,083,419
Abstentions	228,260
Broker Non-Votes	13,791,298

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: June 13, 2017	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chairman & Chief Executive Officer